                                                                     EXHIBIT 3.4
                                                                         to S-11

         ===============================================================








                           AMENDED AND RESTATED BYLAWS

                                       OF

                             DELPHI PROPERTIES, INC.
             (Incorporated under the Laws of the State of Maryland)





                           As of [_________ ___, 2003]









         ===============================================================

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                        ------

                                    ARTICLE I

                    OFFICES AND RECORDS; CERTAIN DEFINITIONS

Section 1.1 Maryland Office..............................................................................1
Section 1.2 Other Offices................................................................................1
Section 1.3 Books and Records............................................................................1
Section 1.4 Certain Definitions..........................................................................1

                                   ARTICLE II

                             ACTION BY STOCKHOLDERS

Section 2.1 Annual Meetings..............................................................................1
Section 2.2 Special Meetings.............................................................................2
Section 2.3 Place of Meetings............................................................................2
Section 2.4 Notice of Meetings...........................................................................2
Section 2.5 Quorum and Adjournment.......................................................................2
Section 2.6 Proxies......................................................................................3
Section 2.7 Notice of Stockholder Nominations and Other Proposed Stockholder Action......................3
Section 2.8 Organization and Conduct; Inspectors.........................................................6
Section 2.9 Vote Required for Stockholder Action.........................................................7
Section 2.10 Control Share Acquisition Act...............................................................8

                                   ARTICLE III

                               BOARD OF DIRECTORS

Section 3.1 General Powers...............................................................................8
Section 3.2 Number and Tenures of Directors..............................................................8
Section 3.3 Annual and Regular Meetings..................................................................8
Section 3.4 Special Meetings.............................................................................8
Section 3.5 Notice of Meetings...........................................................................9
Section 3.6 Action by Written Consent In Lieu of a Meeting...............................................9
Section 3.7 Telephonic Participation in Meetings.........................................................9
Section 3.8 Quorum; Vote Required for Action.............................................................9
Section 3.9 Vacancies...................................................................................10
Section 3.10 Board Approval Policies....................................................................10
Section 3.11 Committees of the Board of Directors.......................................................10
Section 3.12 Minutes of the Board of Directors and Certain Other Records................................12
Section 3.13 Compensation...............................................................................12
Section 3.14 Loss of Deposits...........................................................................12
Section 3.15 Surety Bonds...............................................................................12
Section 3.16 Certain Rights of Directors, Officers, Employees and Agents................................12

                                   ARTICLE IV

                                    OFFICERS

Section 4.1 Officers....................................................................................13
Section 4.2 Election and Term of Office.................................................................13
Section 4.3 Chairman of the Board; Chief Executive Officer; Vice Chairmen of the Board..................13
Section 4.4 President...................................................................................14
Section 4.5 Vice Presidents.............................................................................14
Section 4.6 Treasurer; Assistant Treasurers.............................................................14
Section 4.7 General Counsel; Assistant General Counsel..................................................15
Section 4.8 Secretary; Assistant Secretaries............................................................15
Section 4.9 Agents......................................................................................16
Section 4.10 Removal....................................................................................16
Section 4.11 Vacancies..................................................................................16

                                    ARTICLE V

                     INDEMNIFICATION AND ADVANCE OF EXPENSES

                                   ARTICLE VI

                        STOCK CERTIFICATES AND TRANSFERS

Section 6.1 Stock Certificates..........................................................................17
Section 6.2 Lost, Stolen or Destroyed Certificates......................................................17
Section 6.3 Reliance....................................................................................17

                                   ARTICLE VII

                            CONTRACTS, PROXIES, ETC.

Section 7.1 Contracts...................................................................................18
Section 7.2 Checks and Drafts...........................................................................18
Section 7.3 Deposits....................................................................................18
Section 7.4 Proxies.....................................................................................18

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.1 Fiscal Year.................................................................................19
Section 8.2 Distributions...............................................................................19
Section 8.3 Contingencies...............................................................................19
Section 8.4 Seal; Affixing Seal.........................................................................19
Section 8.5 Waiver of Notice............................................................................19
Section 8.6 Annual Audit................................................................................20
Section 8.7 Resignations................................................................................20

                                   ARTICLE IX

                                   AMENDMENTS

                                    ARTICLE X

                                INVESTMENT POLICY

                                   ARTICLE XI

                               VALUATION OF ASSETS

                           AMENDED AND RESTATED BYLAWS
                                       OF
                             DELPHI PROPERTIES, INC.
                         (As of [___________ ___, 2003])

             (Incorporated under the Laws of the State of Maryland)


                                   ARTICLE I

                    Offices And Records; Certain Definitions

                  Section 1.1 Maryland Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

                  Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Maryland, as the business of the Corporation may from time to time require and as may be authorized by the Board of Directors or the officers.

                  Section 1.3 Books and Records. The books and records of the Corporation may be kept outside the State of Maryland at such place or places as may from time to time be designated by the Board of Directors or officers.

                  Section 1.4 Certain Definitions. Except where otherwise explicitly provided, all references herein to the "Articles of Incorporation" shall mean the articles of incorporation of the Corporation as from time to time amended or restated and in effect (including any articles supplementary ("Articles Supplementary") filed under section 2-208 (or any successor provision) of the Maryland General Corporation Law, as amended and in effect from time to time (the "MGCL")). In the event of any amendment of these Bylaws that does not involve a complete restatement thereof, any reference herein to "the Bylaws" or "these Bylaws" or "herein", or "hereof" or a like reference shall refer to these Bylaws as so amended.

                                   ARTICLE II

                             Action By Stockholders

                  Section 2.1 Annual Meetings. The Annual Meeting of Stockholders of the Corporation for the election of directors and to act on such other matters as may properly be brought before the meeting shall be held on a date and at the time set by the Board of Directors during the month of May in each year.

                  Section 2.2 Special Meetings. Special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called by the President or the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Board of Directors. A special meeting of stockholders shall also be called by the Secretary of the Corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

                  Section 2.3 Place of Meetings. The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

                  Section 2.4 Notice of Meetings. Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

                  Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

                  Section 2.5 Quorum and Adjournment. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum, except that, when specified business is to be voted on by one or more classes or series of stock voting as a class, unless otherwise provided by the Articles of Incorporation, stockholders entitled to cast a majority of all the votes entitled to be cast by the holders of such classes or series of stock shall constitute a quorum for the transaction of such business. This section shall not affect any requirement under any statute or the Articles of Incorporation for the vote necessary for the adoption of any measure. If a quorum shall not be present at any meeting of the stockholders, the Chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, provided that the vote required for the taking of any particular stockholder action shall nonetheless continue to be required for such action.

                  Section 2.6 Proxies. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

                  Section 2.7 Notice of Stockholder Nominations and Other Proposed Stockholder Action.

                  (a) Annual Meetings of Stockholders.

                           (1) Nominations of persons for election as directors
                  and the proposal of matters to be considered and voted on by the stockholders at an Annual Meeting of Stockholders made be made only (i) pursuant to the Corporation's notice of meeting,
                  (ii) by or at the direction of the Board of Directors, or
                  (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving the notice required by this Section and at the time of the Annual Meeting of Stockholders and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section.

                           (2) For nominations or other proposals to be properly
                  brought before an Annual Meeting of Stockholders by a stockholder pursuant to paragraph (a)(1) of this Section, the stockholder must have given timely notice thereof (including the information required hereby) in writing to the Secretary of the Corporation and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event -------- ------- that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice of a nomination or proposed action as described above. Such stockholder's notice shall set forth:
                  (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder (or any successor provision of law), including such person's written consent to being named as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any of such stockholder's affiliates (as defined below) and of any person who is the beneficial owner (as defined below), if any, of such stock; and (c) as to the stockholder giving the notice and each beneficial owner, if any, of such stock, the name and address of such stockholder, as they appear on the Corporation's stock ownership records, and the name and address of each beneficial owner of such stock and the class and number of shares of capital stock the Corporation which are owned of record or beneficially by each such person.

                           (3) Notwithstanding anything in the second sentence
                  of paragraph (a)(2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting of stockholders is increased and there is no public announcement by the Corporation specifying the increased size of the Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting may be made only (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving the notice required by this Section and at the time of the meeting and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, for nominations to be properly brought before the special meeting by a stockholder pursuant to this paragraph, the stockholder must give notice thereof containing the information required in the case of a nomination to be made by a stockholder at an annual meeting of stockholders by paragraph (a)(2) of this Section to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice of a nomination as described above.

                  (c) General.

                           (1) Only such persons who are nominated in accordance
                  with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

                           (2) For purposes of this Section, "affiliate" in
                  respect of a person shall mean another person who controls, is controlled by or is under common control with such person and the term "beneficially owns" (and variations thereof) shall have the same meaning as when used in Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any successor provision of law). For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (3) Notwithstanding the foregoing provisions of this
                  Section, (A) a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section and nothing contained herein shall constitute a waiver by the Corporation or any stockholder of compliance therewith and (B) nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the

                  Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or (ii) of the holders of any series of preferred stock to elect directors in accordance with the terms of such preferred stock in the Articles of Incorporation.

                           (4) Notwithstanding the foregoing provisions of this
                  Section, any common stockholder who, together with its affiliates, owns shares of common stock entitled to exercise a majority of the voting power which holders of all outstanding shares of stock are entitled to exercise in the election of directors ("Voting Stock") may nominate one or more individuals for election as directors by giving to the Secretary of the Corporation in writing notice only of the name and business or residence address of its nominee or nominees, including each such individual's written consent to being named as a nominee and to serving as a director if elected, not later than five days before the day on which the meeting for the election of directors is scheduled to be held.

                  Section 2.8 Organization and Conduct; Inspectors. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be Chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a Chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the Chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the Chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the Chairman of the meeting. The Chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such Chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the Chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the Chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the Chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                  Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot only if required by the Chairman of the meeting. The Board of Directors by resolution may, but need not, appoint, or may authorize an officer of the Corporation to appoint, one or more inspectors of election with respect to all votes at any annual or special meeting of stockholders, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting may, but need not, appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall collect any ballots and tabulate all votes and make a report thereon and shall have the other duties prescribed by law.

                  Section 2.9 Vote Required for Stockholder Action. Subject to the rights (if any) of the holders of any series of preferred stock to elect directors from time to time as provided by the Articles of Incorporation, a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on such matter submitted to a vote at a meeting of stockholders.

                  Section 2.10 Control Share Acquisition Act Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

                                  ARTICLE III

                               Board of Directors

                  Section 3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

                  Section 3.2 Number and Tenures of Directors. Except as otherwise fixed by or pursuant to provisions of the Articles of Incorporation relating to the rights of the holders of any class of preferred stock or series thereof with respect to the election of additional directors under specified circumstances, a majority of the Board of Directors may establish, increase or decrease the number of directors, provided that (a) the number thereof shall not be less than one, nor more than 15 and (b) no reduction in the number of directors shall reduce the term of office of any director then in office.

                  Section 3.3 Annual and Regular Meetings. The Board of Directors may, by resolution, provide the time and place for the holding of regular meetings without other notice than such resolution.

                  Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, any Vice Chairman of the Board (if any), the President or any three directors then in office. The person or persons authorized to call a special meeting of the Board of Directors may fix the place, date and time of the meeting. Upon request by the person or persons authorized to call a special meeting, the Secretary shall give any requisite notice for the meeting.

                  Section 3.5 Notice of Meetings. Notice of any special meeting of directors shall be given to each director in a writing addressed to such person's business address or principal residence (as the Secretary has most recently been advised of) and sent by hand delivery, first-class or overnight mail or courier service, electronic mail, telegram or facsimile transmission, or given to the director orally. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least 5 calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by electronic mail or facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If given orally (by telephone or in person) or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors then in office are present or if all directors then in office waive in writing notice of the meeting either before or after such meeting.

                  Section 3.6 Action by Written Consent In Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 3.7 Telephonic Participation in Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting; provided, however, that provision of such means for telephonic participation shall be in the discretion of the Board of Directors.

                  Section 3.8 Quorum; Vote Required for Action. Subject to
Section 3.9 of these Bylaws, a quorum for the transaction of business by the Board of Directors at a meeting thereof shall be a majority of the Board of Directors, but, if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without notice to all the directors not present of the time and place of the adjourned meeting; provided, however, that no adjourned meeting shall continue past the date for which the next notice of meeting is given or the next regular meeting is scheduled. Except as otherwise provided in the Articles of Incorporation or these Bylaws (including, without limitation, Section 3.10 of these Bylaws), the affirmative vote of the majority of the directors present at a meeting at which a quorum is present when the meeting is convened shall be the act of the Board of Directors. The directors present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave less than a quorum, provided that the votes required for the taking of any particular action shall nonetheless continue to be required for such action to be taken.

                  Section 3.9 Vacancies. Except as otherwise provided for or fixed by or pursuant to provisions of the Articles of Incorporation relating to the rights of the holders of any class or preferred stock or series thereof with respect to the election of additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting for any reason shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors remains. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  Section 3.10 Board Approval Policies. The Board of Directors by resolution adopted by the affirmative vote of a majority of the Board of Directors shall establish such policies for the Corporation with respect to the categories of matters which shall require the approval of the Board of Directors or a committee thereof prior to the Corporation taking action to put such a matter into effect, as the Board of Directors shall from time to time consider appropriate for the exercise of effective oversight of the Corporation's business and affairs by the Board of Directors.

                  Section 3.11 Committees of the Board of Directors.

                  (a) Designation of Committees. The Board of Directors may by resolution designate one or more committees in addition to the standing committees of the Board of Directors hereinafter provided for, consisting of one or more directors of the Corporation, which, to the extent authorized in any resolution of the Board of Directors or these Bylaws and permissible under the laws of the State of Maryland and the Articles of Incorporation, shall have and may exercise any or all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors by resolution shall have power at any time to fill vacancies in, to change the membership of or to dissolve any such committee. Any committee of the Board of Directors may authorize the seal of the Corporation to be affixed to any papers which may require it pertaining to matters within the committee's authority.

                  (b) Alternate Members of Committee. The Board of Directors may designate one or more directors as alternate members of any committee (by the same vote required to elect a regular member of the committee), who may replace any absent or disqualified member at any meeting of the committee. The presence of such an alternate at a meeting of the committee shall count towards the quorum for such meeting and the vote or consent of such an alternate shall have the same force and effect as that of a regular member of the committee.

                  (c) Committee Procedures; Quorum; Vote Required For Action. A majority of any committee may determine its procedures for the conduct of business and fix the time and place of its meetings, unless the Board of Directors shall by resolution otherwise provide. Notice of such meetings shall be given to each member of the committee in the same manner as provided for meetings of the Board of Directors by
         Section 3.5 of these Bylaws. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required. Except as otherwise provided by resolution of the Board of Directors, a quorum for the transaction of business by a committee at a meeting thereof shall be a majority of the members and the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

                  (d) Committees of the Corporation. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of one or more officers, employees or persons who are not directors of the Corporation to conduct any part of the business or affairs of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

                  (e) Standing Committee. The Audit Committee shall be a standing committee of the Board of Directors. The members and chairmen of each standing committee of the Board of Directors shall be elected annually by the

         Board of Directors at its first meeting after each Annual Meeting of Stockholders or at any other time as the Board of Directors shall determine, but each such committee shall have at least three members. No officer or employee of the Corporation or any subsidiary of the Corporation shall be a member of the Audit Committee.

                  (f) Audit Committee. The Audit Committee shall have responsibility, and may exercise such powers and authority as may be necessary, to select, and to establish the scope of, and oversee the annual audit to be conducted by, the independent auditors for the Corporation and its consolidated subsidiaries, such selection for the ensuing calendar year to be made annually in advance of the annual meeting of stockholders. Such selection may be submitted to the stockholders for ratification or rejection at such meeting. The Audit Committee shall have such other responsibilities, and such powers and authority, as are normally incident to the functions of an audit committee or as may be determined by the Board of Directors. The members of the Audit Committee shall not be eligible to participate in any incentive compensation plan for employees of the Corporation or any of its subsidiaries.

                  Section 3.12 Minutes of the Board of Directors and Certain Other Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and its committees, and of any actions thereof not taken at a meeting, and of the meetings of the stockholders and of any actions thereof not taken at a meeting, and appropriate stock transfer books and registers and such other books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

                  Section 3.13 Compensation. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 3.14 Loss of Deposits. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

                  Section 3.15 Surety Bonds. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

                  Section 3.16 Certain Rights of Directors, Officers, Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                   ARTICLE IV

                                    Officers

                  Section 4.1 Officers. The Board of Directors shall elect, as officers of the Corporation, a Chairman of the Board, a President, a Treasurer, a General Counsel, a Secretary, and such other officers (including, without limitation, one or more Vice Chairmen, a Controller, and such Vice Presidents, Senior Vice Presidents and Executive Vice Presidents) as the Board of Directors from time to time shall determine to be appropriate for the conduct of the governance and affairs of the Corporation. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as are provided by these Bylaws and determined by the Board of Directors or a committee thereof and, subject thereto, as customarily pertain to their respective offices. The Board of Directors or any committee thereof may from time to time also elect, or the Chairman of the Board, as chief executive officer of the Corporation, or the President may appoint, such subordinate officers (including one or more Assistant Vice Presidents, Assistant General Counsel, Assistant Controllers, Assistant Secretaries and Assistant Treasurers), as the Board of Directors or such officer shall determine to be appropriate for the conduct of the business and affairs of the Corporation, provided that the Board of Directors shall be notified of the appointment by the Chairman of the Board or President of any such subordinate officer. Such subordinate officers shall have such duties and shall hold their offices for such terms as shall be prescribed by the Board of Directors or a committee thereof or, if appointed thereby, by the Chairman of the Board or President, as the case may be. Two or more offices may be held by one individual. The Board of Directors shall designate, from among the officers, a chief financial officer and a chief accounting officer.

                  Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or incapacity or until he shall resign or be removed pursuant to Section 4.10 of these Bylaws.

                  Section 4.3 Chairman of the Board; Chief Executive Officer; Vice Chairmen of the Board. The Chairman of the Board shall (if present) preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation. As the Corporation's chief executive, the Chairman of the Board shall be responsible for the general supervision of the management and the policies and affairs of the Corporation and shall perform the duties, and have the powers and authority, customarily incidental to such office and all such other duties, powers and authority as are determined by the Board of Directors. As chief executive of the Corporation, he or she shall be responsible to keep the Board of Directors reasonably informed about the business and affairs of the Corporation, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board of Directors. The directors also may elect one or more Vice-Chairmen to act in the place of the Chairman upon his or her absence or inability to act and to have such other responsibilities, and powers and authority, as may be determined by the Board of Directors.

                  Section 4.4 President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the general supervision of the management and the policies and affairs of the Corporation and shall supervise the day-to-day operations of the Corporation. The President, if he or she is also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

                  Section 4.5 Vice Presidents. The Board of Directors may elect such Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, with such powers, authority and duties, as the Board of Directors shall determine to be appropriate for the conduct of the business and affairs of the Corporation. The Vice Presidents shall have such power and duties and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the President. Assistant Vice Presidents shall have such of the powers, authority and duties of the Vice Presidents they assist as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive officer, the President or such Vice President and during the absence or the disability of such Vice President, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate to the conduct of the business and affairs of the Corporation.

                  Section 4.6 Treasurer; Assistant Treasurers. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of the funds, including cash-equivalent securities, of the Corporation. The Treasurer shall cause the funds of the Corporation to be deposited in such banks, other depository institutions and brokerage firms as may be authorized by the Board of Directors or designated in such manner as may be provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the President. Assistant Treasurers shall have such of the powers, authority and duties of the Treasurer as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive officer, the President or the Treasurer and, during the absence or the disability of the Treasurer, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.

                  Section 4.7 General Counsel; Assistant General Counsel. The General Counsel shall be the chief legal officer of the Corporation, shall exercise general supervision of the Corporation's legal affairs and may represent, or designate counsel to represent, the Corporation before any court, regulatory or investigative body or arbitral or other tribunal. The General Counsel shall have such other powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the President. Assistant General Counsels shall have such of the powers, authority and duties of the General Counsel as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive officer, the President or the General Counsel and, during the absence or disability of the General Counsel, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.

                  Section 4.8 Secretary; Assistant Secretaries. The Secretary shall keep or cause to be kept minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; shall see that all notices of meetings thereof or actions taken thereby are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the seal of the Corporation and may cause it to be affixed to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all other documents to be executed on behalf of the Corporation under its seal; shall certify or attest to actions of the Board of Directors, the committees thereof, or the stockholders or officers of the Corporation and shall see that all such certificates and other documents required by law to be kept and filed are properly kept and filed; and, in general, shall perform all the duties customarily incident to the office of Secretary of a Corporation. The Secretary shall have such other powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board as chief executive officer, the President or, as to legal matters, the General Counsel. Assistant Secretaries shall have such of the powers, authority and the duties of the Secretary as may be assigned by the Board of Directors, any committee thereof, the Chairman of the Board as chief executive officer, the President or the Secretary and during the absence or disability of the Secretary, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.

                  Section 4.9 Agents. The Board of Directors, a committee thereof and each officer of the Corporation may appoint such agents to perform any of its responsibilities and to exercise any of its powers as may be permitted by law.

                  Section 4.10 Removal. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby. No officer shall have any rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment or other contract or under an employee benefit plan.

                  Section 4.11 Vacancies. A newly created office and any vacancy in any elected office arising for any reason may be filled by the Board of Directors or a committee thereof. Any vacancy in a subordinate office appointed by the Chairman of the Board or the President arising for any reason may be filled by the Chairman of the Board or the President.

                                   ARTICLE V

                     Indemnification and Advance of Expenses

                  To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                  Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or the Articles of Incorporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                   ARTICLE VI

                        Stock Certificates and Transfers

                  Section 6.1 Stock Certificates. The interest of each stockholder of the Corporation shall be represented by certificates for shares of stock containing the information required by the MGCL and in such form as the Board of Directors or appropriate officers of the Corporation may from time to time prescribe in accordance with the MGCL, the Articles of Incorporation and these Bylaws, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock of the Corporation shall be uncertificated. Any such resolution, however, shall not apply to shares represented by a certificate until such certificate is surrendered to the

Corporation. In the event that the Corporation issues shares of stock without certificates, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of such signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as required by the MGCL and as the Board of Directors may by resolution prescribe.

                  Section 6.2 Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond or indemnity in such amount (if any), upon such terms and secured by such surety, as the Board of Directors or an appropriate officer may in its, his or her discretion require.

                  Section 6.3 Reliance. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

                  Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Articles of Incorporation and all of the terms and conditions contained therein.

                                  ARTICLE VII

                            Contracts, Proxies, Etc.

                  Section 7.1 Contracts. Except as otherwise explicitly prohibited or required by law, the Articles of Incorporation or these Bylaws, any contract or other instrument may be executed and delivered in the name and on the behalf of the Corporation, and under its corporate seal, by such officer or officers, or such employee or employees or other agent or agents, of the Corporation as by or pursuant to these Bylaws may be authorized to act on the subject matter thereof, (and within any such limits as may have been established by the Board of Directors) without further specific direction thereunto from the Board of Directors.

                  Section 7.2 Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

                  Section 7.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                  Section 7.4 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board as chief executive officer, the President or any Vice President may from time to time act or appoint an attorney or attorneys or agent or agents of the Corporation to act, in the name and on behalf of the Corporation, to cast any votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other company, at meetings of the holders of the stock or other securities of such other company, or to consent in writing, in the name of the Corporation as such holder, to any action by such other company or to waiver of any notice, or to exercise or waive any right appurtenant to such stock or other securities and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent or waiver or exercising or waiving any such right, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem appropriate for the conduct of the business and affairs of the Corporation.

                                  ARTICLE VIII

                            Miscellaneous Provisions

                  Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

                  Section 8.2 Distributions. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Articles of Incorporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Articles of Incorporation.

                  Section 8.3 Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

                  Section 8.4 Seal; Affixing Seal. The corporate seal shall have inscribed thereon the words Corporate Seal, the year of incorporation and the words "Incorporated Maryland". The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

                  Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                  Section 8.5 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the MGCL, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

                  Section 8.6 Annual Audit. The accounts, books and records of the Corporation and its consolidated subsidiaries shall be audited upon the conclusion of each fiscal year by a firm of independent certified public accountants selected by the Audit Committee of the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

                  Section 8.7 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein. No acceptance or other formal action shall be required of the Board of Directors, the stockholders or any officers to make any such resignation effective.

                                   ARTICLE IX

                                   Amendments

                  The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                                   ARTICLE X

                                Investment Policy

                  Subject to the provisions of the Articles of Incorporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation, as it shall deem appropriate in its sole discretion.

                                   ARTICLE XI

                               Valuation of Assets

                  The Board of Directors may authorize any entity or person to value the assets of the Corporation, and may, in its discretion, establish procedures for the valuation of such assets, including, without limitation, the real estate and mortgage assets of the Corporation.